Exhibit 99.1

For Information: Scott Lamb
Telephone: (713) 332-4751	November 1, 2004

KAISER ALUMINUM COMPLETES SALE OF VALCO INTERESTS

     HOUSTON, Texas, November 1, 2004 — Kaiser Aluminum has completed the previously announced sale of its interests in and related to Volta Aluminium Company Limited (VALCO) to the Government of Ghana.

     Terms of the transaction and related details are summarized in Kaiser’s 10-Q for the second quarter of 2004.

     Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products and owns interests in alumina and primary aluminum.

F-1001

Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors.